Exhibit 99.1

iPower Reports Fiscal First Quarter 2024 Results

- Record Quarterly Revenue, Driven In-Part by Ramp of New SuperSuite Supply Chain Business -

- iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time -

DUARTE, CA, November 14, 2023 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services, today announced financial results for its fiscal first quarter ended September 30, 2023.

Fiscal Q1 2024 Results vs. Fiscal Q1 2023 (unless otherwise noted)

•	Total revenue increased 2% to $26.5 million compared to the Company’s record $26.0 million in Q1 2023.
•	Gross profit increased 18% to $11.8 million, while gross margin increased 600 bps to 44.4% compared to 38.4%.
•	Net loss attributable to iPower improved 69% to $1.3 million or $(0.04) per share, compared to net loss attributable to iPower of $4.2 million or $(0.14) per share.
•	As of September 30, 2023, net debt (total debt less cash) was reduced by 48% to $4.2 million compared to net debt of $8.1 million as of June 30, 2023.

Management Commentary

“We continued to generate revenue growth during the quarter, surpassing the challenging comp against our record revenues in fiscal Q1 2023,” said Lawrence Tan, CEO of iPower. “Sales of our non-hydroponic products remained strong at more than 75% of revenue, largely driven by categories such as fans, shelving and outdoor patio furniture. Business generated by our SuperSuite supply chain partnerships has reached an annualized revenue run-rate of approximately $7.0 million and continues to gain momentum as we work through our growing pipeline of prospective partnerships. We are pleased with the early financial results as well as the invaluable insights that we are gaining from this accelerating area of our business.”

iPower CFO, Kevin Vassily, added, “As highlighted last quarter, we have continued to drive reductions to our supply of higher cost inventory and are now beginning to realize the benefit of our efforts through gross margin expansion, which has reached our highest level in nearly two years. Additionally, we made material improvements to our capitalization during the quarter, with net debt decreasing 48% as compared to the close of fiscal 2023. These actions place us in a good position to capitalize on prospective acquisition opportunities as we continue to drive growth and target a return to profitability in fiscal 2024.”

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Fiscal First Quarter 2024 Financial Results

Total revenue in the fiscal first quarter of 2024 increased 2% to $26.5 million as compared to $26.0 million for the same period in fiscal 2023. The increase was driven in-part by growth from the Company’s SuperSuite supply chain offerings, which is generating approximately $600,000 in revenue per month, as well as favorable seasonality in the Company’s product mix.

Gross profit in the fiscal first quarter of 2024 increased 18% to $11.8 million as compared to S10.0 million in the same quarter in fiscal 2023. As a percentage of revenue, gross margin increased 600 basis points to 44.4% compared to 38.4% in the year-ago period. The increase in gross margin was primarily driven by a favorable product mix.

Total operating expenses in the fiscal first quarter of 2024 improved 11% to $13.0 million compared to $14.6 million for the same period in fiscal 2023. The decrease was driven primarily by a $3.1 million decrease in impairment loss on goodwill, partially offset by increased selling and fulfillment expenses.

Net loss attributable to iPower in the fiscal first quarter of 2024 improved to $1.3 million or $(0.04) per share, as compared to a net loss attributable to iPower of $4.2 million or $(0.14) per share for the same period in fiscal 2023. The improvement was driven by the aforementioned higher gross profit and lower operating expenses.

Cash and cash equivalents were $2.7 million at September 30, 2023, as compared to $3.7 million at June 30, 2023. Total debt as of September 30, 2023 was $7.0 million as compared to $11.8 million as of June 30, 2023. As a result of the Company’s debt paydown, net debt (total debt less cash) was reduced by 48% to $4.3 million compared to $8.1 million as of June 30, 2023.

Conference Call

The Company will hold a conference call today, November 14, 2023, at 4:30 p.m. Eastern Time to discuss the results for its fiscal first quarter ended September 30, 2023.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Tuesday, November 14, 2023
Time: 4:30 p.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

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About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its ecommerce channel partners and its websites, www.zenhydro.com and www.simpledeluxe.com. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 15, 2023, its Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2023, and in its other SEC filings.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

 Unaudited Condensed Consolidated Balance Sheets

 As of September 30, 2023 and June 30, 2023

	September 30,	June 30,
	2023	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$2,729,161	$3,735,642
Accounts receivable, net	13,237,282	14,071,543
Inventories, net	15,056,623	20,593,889
Other receivable - related party	–	–
Prepayments and other current assets	1,811,499	2,858,196
Total current assets	32,834,565	41,259,270

Non-current assets
Right of use - non-current	7,763,712	7,837,345
Property and equipment, net	496,901	536,418
Deferred tax assets	2,432,439	2,155,250
Non-current prepayments	461,034	531,456
Goodwill	3,034,110	3,034,110
Investment in joint venture	32,088	33,113
Intangible assets, net	4,117,728	4,280,071
Other non-current assets	417,639	427,254
Total non-current assets	18,755,651	18,835,017

Total assets	$51,590,216	$60,094,287

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	12,031,323	13,244,957
Credit cards payble	693,327	366,781
Customer deposit	362,826	350,595
Other payables and accrued liabilities	3,292,581	4,831,067
Advance from shareholders	84,718	85,200
Investment payable	–	–
Lease liability - current	2,169,603	2,159,173
Short-term loan payable - related party	1,006,060	2,017,852
Long-term promissory note payable - current portion	1,149,961	–
Income taxes payable	275,117	276,683
Total current liabilities	21,065,516	23,332,308

Non-current liabilities
Long-term revolving loan payable, net	4,808,322	9,791,191
Long-term promissory note payable, net	–	–
Deferred tax liabilities	–	–
Lease liability - non-current	6,023,813	6,106,047

Total non-current liabilities	10,832,135	15,897,238

Total liabilities	31,897,651	39,229,546

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2023 and 2022	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,710,939 and 29,572,382 shares issued and outstanding at June 30, 2023 and 2022	29,712	29,712
Additional paid in capital	29,742,402	29,624,520
(Accumulated deficits) Retained earnings	(9,988,957)	(8,702,442)
Non-controlling interest	(27,751)	(24,915)
Accumulated other comprehensive income (loss)	(62,841)	(62,134)
Total equity	19,692,565	20,864,741

Total liabilities and equity	$51,590,216	$60,094,287

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2023 and 2022

	For the Three Months Ended September 30,
	2023	2022
	(Unaudited)	(Unaudited)

REVENUES	$26,508,487	$26,022,673

TOTAL REVENUES	26,508,487	26,022,673

COST OF REVENUES	14,749,529	16,036,957

GROSS PROFIT	11,758,845	9,985,716

OPERATING EXPENSES:
Selling and fulfillment	10,063,471	8,418,812
General and administrative	2,964,051	3,100,176
Impairment loss - goodwill	–	3,060,034
Total operating expenses	13,027,522	14,579,022

(LOSS) INCOME FROM OPERATIONS	(1,268,677)	(4,593,306)

OTHER INCOME (EXPENSE)
Interest expenses	(228,365)	(248,041)
Other financing expenses	–	–
Loss on equity method investment	(1,025)	(3,390)
Other non-operating income	(67,166)	211,760
Total other expenses, net	(296,556)	(39,671)

(LOSS) INCOME BEFORE INCOME TAXES	(1,565,233)	(4,632,977)

PROVISION FOR INCOME TAX (BENEFIT) EXPENSE	(275,882)	(447,796)
NET (LOSS) INCOME	(1,289,351)	(4,185,181)

Non-controlling interest	(2,836)	(2,805)

NET (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(1,286,515)	$(4,182,376)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(707)	(111,475)

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(1,287,222)	$(4,293,851)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,764,515	29,665,716

Diluted	29,764,515	29,665,716

(LOSSES) EARNINGS PER SHARE
Basic	$(0.04)	$(0.14)

Diluted	$(0.04)	$(0.14)

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